Exhibit 10.4

CHARTER CUSTOMER AGREEMENT BETWEEN PELION SYSTEMS, INC.
AND NISSAN FORKLIFT

date

Parties

This agreement is between Pelion Systems, Inc., located at 1455 Dixon Avenue, Suite 300, Lafayette, CO 80026 (“Pelion”) and Nissan Forklift, located at 240 N. Prospect Street, Marengo, IL 60152 (“Customer”).

Pelion Responsibilities

1.  Provide Customer with a non-exclusive, nontransferable, site license to use Pelion-CFM 1.2 software solution.

2.  Pelion-CFM 1.2 software application training.

3.  Reference material for Pelion-CFM software.

4.  Deliver Demand Manager module by June 30, 2002.

Customer Responsibilities

1.  Provide Pelion with monthly written reports, for a period of six (6) months, that provide feedback on usability, functionality, problems and desired enhancements.

2.  Provide periodic phone references to prospective Pelion customers.

3.  Allow a maximum of six (6) factory tours over the twelve month period starting from the date of this agreement, provided that such tours are scheduled with Customer Factory Management in advance.

4.  Provide necessary computer hardware with minimum requirements defined as:

Pricing and Payment Terms

Pelion-CFM 1.2

List Price	$244,000
Charter Customer Discount	40%
Charter Customer Price	$146,800

Payment Terms

Upon Contract Signing	25%	$36,700
Upon completion of MRP integration.	25%	$36,700
Upon installation of CFM 1.2 at Customer site	25%	$36,700
Upon installation of Demand Manager	25%	$36,700

Integration With Customer MRP System

Integration with Customer’s MRP system will be provided by Pelion at no charge. Typical integration fees range from $10,000-$20,000.

Software Maintenance and Support

Pelion will provide software upgrades and phone support for a period of one year after Implementation Completion as part of the initial price of Pelion-CFM 1.2. Customer may continue receiving software upgrades and phone support by entering into Annual Maintenance Agreements for subsequent years within sixty (60) days of the end of each maintenance term. The cost of a One-year Maintenance Agreement is equal to 15% of the initial cost of Pelion-CFM 1.2.

Pelion Property

Pelion retains sole ownership of all intellectual property rights including the source code, the object code and all Pelion published documentation. Customer will take reasonable measures to protect Pelion’s intellectual property rights.

Confidentiality

Each party will (a) maintain the Confidential Information of the other party in strict confidence during the term of this Agreement and for a period of three (3) years thereafter; (b) treat the Confidential Information of the other party as it treats its own Confidential Information; (c) disclose such Confidential Information only to its employees, independent contractors and consultants as is reasonably required in connection with this agreement.

Warranties and Disclaimers

Pelion represents and warrants that services will be performed in a good and workmanlike manner, consistent with applicable industry standards. Except as otherwise provided herein, all products and services provided by Pelion hereunder are provided “AS IS” and Pelion makes no warranty or guarantee, express or implied, with respect thereto.

Limitation of Liability

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, SUFFERED BY THE OTHER PARTY OR ANY THIRD PARTY, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, DATA LOSS, BUSINESS INTERRUPTIONS OR OTHER ECONOMIC LOSS ARISING OUT OF THE PERFORMANCE OR NON-PERFORMANCE OF OBLIGATIONS HEREUNDER OR ANY USE OF OR FAILURE TO BE ABLE TO USE THE BUNDLED PRODUCT. Each party’s total aggregate liability for any damages arising out of or related to this Agreement will not exceed the fees paid by CUSTOMER hereunder.

Governing Law

All questions concerning the validity and operation of this Agreement and performance of the obligations imposed upon the parties hereunder shall be governed by the substantive laws of the State of Colorado.

Agreed to by:

PELION SYSTEMS, INC.	Customer

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date: